Exhibit 21.1
Viavi Solutions Inc.
List of Subsidiaries
as of June 27, 2020

Name of Entity		State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	3Z Telecom, Inc.	Florida
2	Acterna LLC	Delaware
3	Acterna WG International Holdings LLC	Delaware
4	Viavi Solutions LLC (f.k.a Aeroflex Wichita, Inc.)	Delaware
5	JDSU Acterna Holdings LLC	Delaware
6	Optical Coating Laboratory, LLC	Delaware
7	RPC Photonics, Inc.	Delaware
8	TTC International Holdings, LLC	Delaware
9	Viavi Solutions UK LLC	Delaware
INTERNATIONAL
10	9274-5322 QUEBEC INC. d/b/a NORDIASOFT	Canada
11	Acterna France SAS	France
12	Viavi Solutions Ireland Limited	Ireland
13	Aeroflex Limited (UK)	United Kingdom
14	Aeroflex Gmbh	Germany
15	Aeroflex Asia Pacific Ltd	England and Wales
16	Aeroflex Asia Ltd	Hong Kong
17	Aeroflex Technologies SA	Spain
18	Aeroflex SRL	Italy
19	Aeroflex Systems Pvt Ltd	India
20	Aeroflex Technology Service (Beijing)	Beijing
21	Aeroflex Innovations (Shanghai) Co Ltd	Shanghai
22	Expandium SAS	France
23	Flex Co., Ltd.	Beijing
24	JDSU Benelux B.V.	Netherlands
25	Viavi Solutions do Brasil Ltda	Brazil
26	JDSU Holdings GmbH	Germany
27	JDSU International GmbH	Germany
28	Trilithic Asia Company Limited	Thailand
29	TTC Asia Pacific Ltd.	Hong Kong
30	Vedicis SA.	France
31	Viavi Solutions (Beijing) Co., Ltd.	Beijing
32	Viavi Solutions (Greater China) Limited	Hong Kong
33	Viavi Solutions (Hong Kong) Limited	Hong Kong
34	Viavi Solutions (Shenzhen) Co., Ltd.	China
35	Viavi Solutions (Suzhou) Co., Ltd.	China
36	Viavi Solutions AB	Sweden
37	Viavi Solutions Australia Pty Ltd	Australia
38	Viavi Solutions Austria GmbH	Austria
39	Viavi Solutions Canada ULC	Canada
40	Viavi Solutions de Mexico, S. de R.L. de C.V	Mexico
41	Viavi Solutions Deutschland GmbH	Germany
42	Viavi Solutions France SAS	France
43	Viavi Solutions GmbH	Germany
44	Viavi Solutions India Pvt. Ltd.	India
45	Viavi Solutions Italia S.R.L.	Italy
46	Viavi Solutions Japan K.K.	Japan
47	Viavi Solutions Korea Ltd	Korea
48	Viavi Solutions Polska Sp.z.o.o.	Poland
49	Viavi Solutions Romania SRL	Romania
50	Viavi Solutions Singapore Pte. Ltd.	Singapore
51	Viavi Solutions Spain, S.L.	Spain
52	Viavi Solutions UK Limited	United Kingdom
53	Viavi Solutions World Holdings GmbH & Co KG	Germany